November 4, 2010

Maiden Holdings, Ltd. Reports Third Quarter Net Income of
$18.5Million and Operating Earnings(1) of $18.1 Million

Book Value of $10.52 per Share Up 9.4%Since Year-End 2009

Third Quarter 2010 Financial Highlights

•	Net income of $18.5 million up 23.6%from third quarter 2009; EPS of $0.26

•	Net operating earnings(1) of $18.1 million up 9.7% from $16.5 million in third quarter of 2009; Operating EPS(1) of $0.26

•	Income from operations(2) totaled $28.3 million up 10.7% from third quarter 2009

•	Net earned premium of $309.6 million increased 30.4%from third quarter of 2009

•	Net investment income of $17.5 million up 4.3% from third quarter 2009

•	Annualized return on equity of 9.9% and operating return on equity(1) of 9.7%

•	Combined ratio of 97.0%compared with 96.3% in the third quarter of 2009

•	Total assets of $2.8billion and investable assets of $2.2 billion increasedover 7.5% from year end 2009

•	Shareholders’ equity of $758.4 million increased 12.1% from year-end 2009

•	GMAC International Insurance Services, Ltd. transaction expected to close by end of November

HAMILTON, Bermuda - Maiden Holdings, Ltd. (Nasdaq:  MHLD) today reported third quarter 2010 net income of $18.5 million, up 23.6% from $15.0 million in the third quarter of 2009. Earnings per diluted share of $0.26 increased 23.8% from $0.21 in the third quarter of 2009. Operating earnings(1) for the quarter totaled $18.1 million, or $0.26 per diluted share, compared with $16.5 million, or $0.23 per diluted share in the third quarter of 2009.

For the first nine months of 2010, net income totaled $50.7 million, up 14.4% from the first nine months of 2009. Earnings per diluted share of $0.72 increased 14.3% from $0.63 in the first nine months of 2009. Operating earnings(1) for the first nine months of 2010 of $55.5 million, or $0.79 per diluted share, compared with $47.3 million, or $0.68 per diluted share in the first nine months of 2009.

"Our third quarter results reflect continued solid growth in earnings and book value despite an increasingly competitive underwritingenvironment,” said Art Raschbaum, President and CEO of Maiden Holdings, Ltd. “Maiden continuesto benefit from growth tied to our strategic relationships as we maintain ourvalue-added long-term relationship focus and disciplined approach to underwriting. We also remain firmlycommitted topreserving our high-quality balancesheet even in the face of the challenging investment environment.”

(more)

Raschbaum added, “We look forward to the additional diversification and benefits provided by the pending GMAC International Insurance Services transaction which should help drive continuedgrowth in assets, revenue, and earnings.The combination of our disciplined approach and lower-volatility business model give us confidence in our ability to continue to deliver long-term value for our shareholders.”

Shareholders' equity of $758.4 million grew 12.1% from year end 2009 and book value per share increased9.4% to $10.52 from $9.62 at year end 2009.

The company expects the proposed GMAC International Insurance Services, Inc. transaction to close by the end of November.

Third Quarter 2010 Results:

Net written premium totaled $273.4 million compared with $221.4 million in the third quarter of 2009. Net earned premium of $309.6 million increased 30.4% from $237.4 million for the same period last year.

Net investment income of $17.5 million grew 4.3%from $16.8 million in the third quarter of 2009.

Loss and loss adjustment expenses of $200.6 million rose $35.5 million from $165.1 million in the third quarter of 2009. Results reflected a loss ratio of 64.8% compared with 69.6% for the same period a year ago.

Commission and other acquisition expenses together with general and administrative expenses of $99.8 million increased $36.4 million from the year ago quarter and reflected a total expense ratio of 32.2%compared with 26.7%. General and administrative expenses for the quarter totaled $10.8 million compared with $8.1 million in the third quarter of 2009.

These results reflected a general and administrative expense ratio of 3.5% compared to 3.4% in the third quarter of 2009.

The combined ratio for the third quarter totaled 97.0% compared with 96.3% in the third quarter of 2009.

Income from operations(2) of $28.3 million increased $2.7 million, or 10.7%, from $25.6 million in the third quarter of 2009.

Total assets of $2.8 billion increased 7.6%from $2.6 billion atyear end 2009. Total investable assets of $2.2 billion, which include total investments, cash, restricted cash, cash equivalents and a loan to a related party, increased $156.7 million from year end 2009. Shareholders' equity of $758.4 million rose 12.1% from $676.5 million at year end 2009.

During the third quarter of 2010, the Board of Directors declared a dividend of $0.065 per share.

(more)

2010 Year-to-Date Results:

Net written premium of $897.8 million increased 12.7% from $796.3 million during the first nine months of 2009. Net earned premium of $857.3 million grew $186.0 million, or 27.7%, from $671.3 million for the same period last year.

Net investment income of $54.0 million increased 16.9% from $46.2 million in the first ninemonths of 2009.

Loss and loss adjustment expenses of $546.3 million rose $83.8 million from $462.5 million in the first nine months of 2009. Results reflected a loss ratio of 63.7% compared with 68.9% for the same period a year ago.

Commission and other acquisition expenses together with general and administrative expenses of $283.7 million increased $101.3million from the first nine months of last year and reflected a total expense ratio of 33.1% compared with 27.2%. General and administrative expenses for the period totaled $28.9 million compared with $22.7 million. These results reflected a general and administrative expense ratio of 3.4%which remained in line withthe first nine months of 2009.

The combined ratio totaled 96.8% compared with 96.1% in the first nine months of 2009.

Income from operations(2) of $83.8 million increased $11.6 million, or 16.1%, from $72.2 million in the first ninemonths of 2009.

(1)(2)Please see the Non-GAAP Financial Measures table at the end of this release for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

Conference Call

Maiden CEO Art Raschbaum and CFO John Marshaleck will review these results via teleconference and live audio webcast beginning at 10:00 a.m. AT (9:00 a.m. ET).  To participate please access one of the following no later than 9:55 a.m. AT (8:55 a.m. ET):

1.877.734.5373 for U.S. callers
1. 973.200.3059 for callers outside the U.S.
Webcast:  http://www.maiden.bm/presentations_conferences

A replay of the conference call will be available beginning at 1:00 p.m. AT (12:00 p.m. ET), November 4, 2010 through midnight on November 11 2010. To listen to the replay please dial toll free: 1.800.642.1687 (U.S. callers) or toll 1.706.645.9291 (callers outside the U.S.) and enter the Passcode: 19061229; or access

http://www.maiden.bm/presentations_conferences.

(more)

Maiden Holdings, Ltd.

Ellen Taylor

856.359.2573

irelations@maiden.bm

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Through our subsidiaries which are each A- rated (excellent) by A.M. Best, we are focused on providing non-catastrophic, customized reinsurance products and services, to small and mid-size insurance companies in the United States and Europe. As of June 30, 2010, the company had $2.8billion in assets and shareholders' equity of $725million.

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements relating to the pending GMAC International Insurance Services transaction. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

MHLD-G

Maiden Holdings, Ltd.
Balance Sheet
(in thousands (000's), except per share data)

	9/30/2010 (Unaudited)	12/31/2009 (Audited)
Assets
Fixed maturities, available-for-sale, at fair value (amortized cost $1,505,431; $1,623,382)	$1,582,372	$1,661,692
Other investments, at fair value (cost $5,534; $5,684)	5,531	5,549
Total investments	1,587,903	1,667,241
Cash and cash equivalents	269,486	107,396
Restricted cash and cash equivalents	218,867	144,944
Accrued investment income	11,335	11,405
Reinsurance balances receivable, net	244,353	211,338
Prepaid reinsurance	31,575	28,752
Losses recoverable on unpaid losses	6,000	11,984
Loan to related party	167,975	167,975
Deferred commission and other acquisition costs	187,241	172,983
Other assets	15,290	11,818
Intangible assets, net	46,928	51,284
Goodwill	52,617	52,617
Total Assets	2,839,570	2,639,737
Liabilities and Shareholders’ Equity
Liabilities
Reserve for loss and loss adjustment expenses	1,093,857	1,006,320
Unearned premiums	628,232	583,478

Accrued expenses and other liabilities	74,265	62,887
Securities sold under agreements to repurchase, at contract value	69,674	95,401
Junior subordinated debt	215,173	215,125
Total Liabilities	2,081,201	1,963,211

Shareholders’ Equity:
Common shares	731	713
Additional paid-in capital	576,813	576,086
Accumulated other comprehensive income	76,938	32,747
Retained earnings	107,688	70,781
Treasury stock, at cost	(3,801)	(3,801)
Total Shareholders’ Equity	758,369	676,526
Total Liabilities and Shareholders’ Equity	2,839,570	2,639,737

Book value per share	10.52	9.62

Common shares outstanding	72,105,694	70,291,289

Maiden Holdings, Ltd.
Income Statement
(in thousands (000's), except per share data)
(Unaudited)

	For the Three Months Ended September 30, 2010	For the Three Months Ended September 30, 2009	For the Nine Months Ended September 30, 2010	For the Nine Months Ended September 30, 2009

Revenues:
Gross premiums written	$289,815	$221,400	$951,981	$796,304

Net premiums written	$273,435	$221,400	$897,776	$796,304
Change in unearned premiums	36,158	15,950	(40,470)	(125,021)
Net earned premium	309,593	237,350	857,306	671,283
Net investment income	17,500	16,778	53,956	46,150
Net realized and unrealized investment gains (losses)	1,627	(66)	2,474	(462)
Total revenues	328,720	254,062	913,736	716,971
Expenses:
Net loss and loss adjustment expenses	200,625	165,123	546,264	462,468
Commission and other acquisition expenses	88,956	55,313	254,799	159,608
General and administrative expenses	10,840	8,059	28,876	22,726
Total expenses	300,421	228,495	829,939	644,802

Income from operations (2)	28,299	25,567	83,797	72,169

Other expense
Amortization of intangible assets	(1,452)	(1,676)	(4,356)	(4,915)
Foreign exchange and other gains (losses)	1,187	210	(380)	2,401
Subordinated debt interest expense	(9,117)	(9,114)	(27,348)	(25,316)
	(9,382)	(10,580)	(32,084)	(27,830)

Income before income taxes	18,917	14,987	51,713	44,339
Income taxes:
Current tax expense	100	-	100	-
Deferred tax expense	291	-	881	-
Income tax expense	391	-	981	-

Net income	$18,526	$14,987	$50,732	$44,339
Operating earnings (1)	$18,118	$16,519	$55,519	$47,315

Basic earnings per common share	$0.26	$0.21	$0.72	$0.64
Diluted earnings per common share	$0.26	$0.21	$0.72	$0.63
Basic operating earnings per common share	$0.26	$0.24	$0.79	$0.68
Diluted operating earnings per common share	$0.26	$0.23	$0.79	$0.68

Dividends declared per common share	$0.065	$0.06	$0.195	$0.18

Weighted average number of basic shares outstanding	70,493,545	70,287,664	70,359,688	69,430,521
Weighted average number of diluted shares outstanding	70,985,382	70,852,895	70,843,462	69,846,714

Net Loss and loss adjustment expense ratio	64.8%	69.6%	63.7%	68.9%
Commission and other acquisition expense ratio	28.7%	23.3%	29.7%	23.8%
General and administrative expense ratio	3.5%	3.4%	3.4%	3.4%
Combined ratio	97.0%	96.3%	96.8%	96.1%
Annualized return on equity	9.9%	9.4%	9.5%	10.1%
Annualized return on equity on operating earnings	9.7%	10.3%	10.3%	10.8%

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands (000's), except per share data)
(Unaudited)

	For the Three Months Ended September 30, 2010	For the Three Months Ended September 30, 2009	For the Nine Months Ended September 30, 2010	For the Nine Months Ended September 30, 2009

Reconciliation of net income to net operating earnings:
Net income	$18,526	$14,987	$50,732	$44,339
Add (subtract)
Net realized and unrealized investment (gains) losses	(1,627)	66	(2,474)	462
Foreign exchange and other (gains) losses	(1,187)	(210)	380	(2,401)
Amortization of intangible assets	1,452	1,676	4,356	4,915
Non-recurring general and administrative expenses relating to acquisition of GMAC International Insurance	563	-	1,544	-
Income tax expense	391	-	981	-
Operating earnings (1)	$18,118	$16,519	$55,519	$47,315

Operating earnings per common share:

Basic earnings per share	$0.26	$0.24	$0.79	$0.68
Diluted earnings per share	$0.26	$0.23	$0.79	$0.68

Reconciliation of net income to income from operations:
Net income	$18,526	$14,987	$50,732	$44,339
Add (subtract)
Foreign exchange and other (gains) losses	(1,187)	(210)	380	(2,401)
Amortization of intangible assets	1,452	1,676	4,356	4,915
Subordinated debt interest expense	9,117	9,114	27,348	25,316
Income tax expense	391	-	981	-
Income from operations (2)	$28,299	$25,567	$83,797	$72,169

(1) Net operating earnings is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses, foreign exchange and other gains and losses, amortization of intangible assets, non-recurring general and administrative expenses relating to acquisition, and income tax expense and should not be considered as an alternative to net income. The Company's management believes that net operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of net operating earnings may not be comparable to similarly titled measures used by other companies.

(2) Income from Operations is a non-GAAP financial measure defined by the Company as net income excluding foreign exchange and other gains and losses, amortization of intangible assets, subordinated debt interest expense and income tax expense and should not be considered as an alternative to net income. The Company’s management believes that income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of income from operations may not be comparable to similarly titled measures used by other companies.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands (000's))
(Unaudited)

For the Three Months Ended September 30, 2010	Diversified Reinsurance	AmTrust Quota Share	ACAC Quota Share	Total
Net premiums written	$104,452	$110,313	$58,670	$273,435
Net premiums earned	142,419	120,747	46,427	309,593
Net losses and loss expenses	(95,409)	(76,199)	(29,017)	(200,625)
Commissions and other acquisition costs	(34,228)	(39,011)	(15,717)	(88,956)
General and administrative expenses	(6,745)	(220)	(124)	(7,089)
Underwriting income	$6,037	$5,317	$1,569	$12,923

Reconciliation to net income
Net investment income and realized and unrealized investment gains (losses)				19,127
Amortization of intangible assets				(1,452)
Foreign exchange gains				1,187
Subordinated debt interest expense				(9,117)
Other operating expenses				(3,751)

Net Income before income taxes				$18,917

Net loss and loss expense ratio*	67.0%	63.1%	62.5%	64.8%
Acquisition cost ratio**	24.0%	32.3%	33.9%	28.7%
General and administrative expense ratio***	4.8%	0.2%	0.2%	3.5%
Combined ratio****	95.8%	95.6%	96.6%	97.0%

For the Three Months Ended September 30, 2009	Diversified Reinsurance	AmTrust Quota Share	ACAC Quota Share	Total
Net premiums written	$129,232	$92,168	$-	$221,400
Net premiums earned	147,876	89,474	-	237,350
Net losses and loss expenses	(110,420)	(54,703)	-	(165,123)
Commissions and other acquisition costs	(26,062)	(29,251)	-	(55,313)
General and administrative expenses	(3,785)	(812)	-	(4,597)
Underwriting income	$7,609	$4,708	$-	$12,317

Reconciliation to net income
Net investment income and realized investment gains (losses)				16,712
Amortization of intangible assets				(1,676)
Foreign exchange and other gains				210
Subordinated debt interest expense				(9,114)
Other operating expenses				(3,462)

Net Income before income taxes				$14,987

Net loss and loss expense ratio*	74.7%	61.1%	-	69.6%
Acquisition cost ratio**	17.6%	32.7%	-	23.3%
General and administrative expense ratio***	2.6%	0.9%	-	3.4%
Combined ratio****	94.9%	94.7%	-	96.3%

* Calculated by dividing net losses and loss expenses by net earned premium.
** Calculated by dividing commission and other acquisition expenses by net earned premium
*** Calculated by dividing general and administrative expenses by net earned premium.
**** Calculated by adding together net loss and loss expense ratio, acquisition cost ratio and general and administrative expense ratio.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands (000's))
(Unaudited)

For the Nine Months Ended September 30, 2010	Diversified Reinsurance	AmTrust Quota Share	ACAC Quota Share	Total
Net premiums written	$409,075	$340,992	$147,709	$897,776
Net premiums earned	455,378	333,070	68,858	857,306
Net losses and loss expenses	(294,044)	(209,184)	(43,036)	(546,264)
Commissions and other acquisition costs	(123,128)	(108,249)	(23,422)	(254,799)
General and administrative expenses	(18,343)	(1,292)	(124)	(19,759)
Underwriting income	$19,863	$14,345	$2,276	$36,484

Reconciliation to net income
Net investment income and realized and unrealized investment gains (losses)				56,430
Amortization of intangible assets				(4,356)
Foreign exchange losses				(380)
Subordinated debt interest expense				(27,348)
Other operating expenses				(9,117)

Net Income before income taxes				$51,713

Net loss and loss expense ratio*	64.6%	62.8%	62.5%	63.7%
Acquisition cost ratio**	27.0%	32.5%	34.0%	29.7%
General and administrative expense ratio***	4.0%	0.4%	0.2%	3.4%
Combined ratio****	95.6%	95.7%	96.7%	96.8%

For the Nine Months Ended September 30, 2009	Diversified Reinsurance	AmTrust Quota Share	ACAC Quota Share	Total
Net premiums written	$528,963	$267,341	$-	$796,304
Net premiums earned	401,761	269,522	-	671,283
Net losses and loss expenses	(294,005)	(168,463)	-	(462,468)
Commissions and other acquisition costs	(71,234)	(88,374)	-	(159,608)
General and administrative expenses	(13,599)	(1,873)	-	(15,472)
Underwriting income	$22,923	$10,812	$-	$33,735

Reconciliation to net income
Net investment income and realized investment gains (losses)				45,688
Amortization of intangible assets				(4,915)
Foreign exchange and other gains				2,401
Subordinated debt interest expense				(25,316)
Other operating expenses				(7,254)

Net Income before income taxes				$44,339

Net loss and loss expense ratio*	73.2%	62.5%	-	68.9%
Acquisition cost ratio**	17.7%	32.8%	-	23.8%
General and administrative expense ratio***	3.4%	0.7%	-	3.4%
Combined ratio****	94.3%	96.0%	-	96.1%

* Calculated by dividing net losses and loss expenses by net earned premium.
** Calculated by dividing commission and other acquisition expenses by net earned premium
*** Calculated by dividing general and administrative expenses by net earned premium.
**** Calculated by adding together net loss and loss expense ratio, acquisition cost ratio and general and administrative expense ratio.